UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2015

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 11, 2015, the Board of Directors of Green Dot Corporation (the “Company”) appointed Mark L. Shifke to serve as permanent Chief Financial Officer, effective immediately. Mr. Shifke had been serving as the Company’s acting Chief Financial Officer since May 6, 2015. Mr. Shifke has served as the Company’s Senior Vice President, Corporate Strategy/M&A, since June 2014 and will continue in that role while serving as Chief Financial Officer. From May 2011 to April 2012, he served as the Company’s General Manager, Government Programs and Vice President, Special Projects, and then served as Senior Vice President Corporate Development/M&A from April 2012 to June 2014. In addition, Mr. Shifke served as a member of the Company’s Board of Directors from January 2001 to February 2004. Prior to joining Green Dot, he served as Managing Director, M&A and Corporate Finance Advisory at J.P. Morgan from 2007 to 2011. Mr. Shifke served as Vice President at Goldman Sachs in Principal Investing from 2002 to 2005, and in M&A Structuring and Advisory from 2005 to 2007. Previously, he served as a partner at Davis Polk & Wardwell LLP, a law firm, a Principal at KPMG LLP, an accounting firm, and a Managing Director of Big Flower Capital Corp. Mr. Shifke holds a B.A. in political science and public administration from Tulane University, a J.D. from Tulane Law School, and a LL.M. in taxation from New York University School of Law. A copy of the related press release is filed as Exhibit 99.01 hereto.

Number    Description
99.01        Press release, dated December 16, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel and Secretary

Date: December 16, 2015

EXHIBIT INDEX
Number    Description
99.01        Press release, dated December 16, 2015